Exhibit 99.1

Table of Contents

Financial Statements	Page

Proforma Balance Sheets	1

Proforma Statements of Income	2-3

Note to Proforma Combined Financial Statements	4

NETWORK CADENCE, INC.
PROFORMA BALANCE SHEETS
Unaudited

	June 30, 2009 Cadence II, LLC	April 30, 2009 Network Cadence, Inc.	Proforma Adjustments		Proforma Consolidated

ASSETS

Current Assets
Cash	$540,479	$2,092			$542,571
Accounts receivable	1,372,860	—			1,372,860
Other current assets	72,163	—			72,163

Total current assets	1,985,503	2,092			1,987,595

Property and Equipment
Computer related	74,927	—			74,927
Equipment and machinery	33,735	—			33,735
Other property and equipment	28,384	4,594			32,978

Subtotal	137,046	4,594			141,640
Accumulated depreciation	(65,000)	—			(65,000)

Net property and equipment	72,046	4,594			76,640

Other Assets

Security deposits	22,785	—			22,785

TOTAL ASSETS	$2,080,334	$6,686			$2,087,020

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$214,980	$1,385			$216,365
Current portion of long term debt	1,120,000	—			1,120,000
Accrued liabilities	41,184	11,575			52,759

Total current liabilities	1,376,163	12,960			1,389,123

Long term debt	1,680,000	—			1,680,000

Total liabilities	3,056,163	12,960			3,069,123

Commitments and Contingencies (Notes 1, 3, 4, 5, 7 and 8)

Stockholders’ Equity (Deficit)
Preferred stock - $0.001 par value, 5,000,000 shares authorized:
No shares issued or outstanding
Common stock - $0.001 par value, 100,000,000 shares authorized:		920	10,580	(1)	11,500
11,500,000 shares issued and outstanding
Additional paid-in capital		44,080	(44,080)	(2)	—
(Deficit) accumulated during the development stage		(51,274)	51,274	(2)	—
Retained earnings (accumulated deficit)			(993,603)	(2)	(993,603)
Members equity (deficit)	(975,829)		975,829	(2)	—

Total stockholders’ equity (deficit)	(975,829)	(6,274)	—		(982,103)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,080,334	$6,686	—		$2,087,020

See notes to proforma financial statements.

NETWORK CADENCE, INC.
PROFORMA STATEMENTS OF INCOME
Unaudited

	Six months ended June 30, 2009 Cadence, LLC	Six months ended April 30, 2009 Network Cadence, Inc.	Proforma Adjustments	Proforma Consolidated

Revenue	$4,445,989	$—	$—	$4,445,989

Cost of goods sold	2,145,231	—	—	2,145,231

Gross profit	2,300,758	—	—	2,300,758

Operating Expenses
Salary and wages	515,140	—	—	515,140
Recruiting and hiring expense	9,594	—	—	9,594
Consulting expense	55,125	6,000	—	61,125
Marketing expense	285,799	—	—	285,799
Rent	72,898	—	—	72,898
Legal and accounting	53,667	3,760	—	57,427
Office expense	18,790	—	—	18,790
Travel and entertainment	17,331	—	—	17,331
Insurance	8,845	—	—	8,845
IT	19,142	—	—	19,142
Equipment rental	1,251	—	—	1,251
Utilities	11,370	—	—	11,370
Depreciation	28,112	948	—	29,060
Dues and subscriptions	6,206	—	—	6,206
Other	7,603	1,008	17,774 (3)	26,385

Total operating expenses	1,110,874	11,716	17,774	1,140,364

Operating Income	1,189,884	(11,716)	(17,774)	1,160,394

Other Income (Expense)
Interest income (expense), net	(10,344)	—	—	(10,344)
Other	—	—	—	—

Other income (expense)	(10,344)	—	—	(10,344)

Net income	$1,179,540	$(11,716)	$(17,774)	$1,150,050

See notes to proforma financial statements.

NETWORK CADENCE, INC.
PROFORMA STATEMENTS OF INCOME
Unaudited

	Year Ended December 31, 2008 Cadence, LLC	Year Ended July 31, 2008 Network Cadence, Inc.	Proforma Adjustments		Proforma Consolidated
Revenue	$7,147,618	$500	$—		$7,148,118

Cost of goods sold	3,373,883	398	—		3,374,281

Gross profit	3,773,735	102	—		3,773,837

Operating Expenses
Salary and wages	465,319	9,000	—		474,319
Recruiting and hiring expense	118,642	—	—		118,642
Consulting expense	49,934	799	—		50,733
Marketing expense	248,517	—	—		248,517
Rent	137,222	—	—		137,222
Legal and accounting	78,685	15,935	—		94,620
Office expense	10,730	—	—		10,730
Travel and entertainment	23,328	—	—		23,328
Insurance	7,582	—	—		7,582
IT	46,118	—	—		46,118
Equipment rental	2,314	—	—		2,314
Utilities	18,252	—	—		18,252
Depreciation	26,769	—	—		26,769
Dues and subscriptions	8,662	—	—		8,662
Other	843	2,019	17,774	(3)	20,636

Total operating expenses	1,242,916	27,753	17,774		1,288,443

Operating Income	2,530,818	(27,651)	(17,774)		2,485,393

Other Income (Expense)
Interest income (expense), net	32,155	—	—		32,155
Other	428	—	—		428

Other income (expense)	32,584	—	—		32,584

Net income	$2,563,402	$(27,651)	$(17,774)		$2,517,977

See notes to proforma financial statements.

NETWORK CADENCE, INC:

Note 1 to Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of Network Cadence, Inc. (“Network”) having entered into a Share Exchange Agreement (“the Exchange Agreement”), on August 31, 2009, with Cadence II, LLC (“Network Cadence”). Pursuant to the Exchange Agreement, we issued 10,580,000 shares of common stock in exchange for all of the membership interest in Network Cadence. Upon the closing of the transaction, Network Cadence became our wholly-owned subsidiary and Network Cadence’s sole member became the owner of 92.0% of our outstanding common stock.

The unaudited pro forma combined balance sheet as of June 30, 2009 assumes that the Exchange Agreement was consummated on June 30, 2009. The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position would have been had the Exchange Agreement occurred as of June 30, 2009, nor is it indicative of future financial position. You should not rely on this information as being indicative of the historical result that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the Exchange Agreement is consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma balance sheet should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of Sage and Network Cadence.

The proforma adjustment reflect 1) the issuance of 10,580,000 shares of our common stock to the sole member of Network Cadence, 2) the elimination of a) the paid in capital and accumulated deficit during the development stage of Sage and b) the members’ equity of Network Cadence and 3) the net effect of the cost of acquisition.